EXHIBIT 24

                                   CONSENT OF
                              MERLE S. FINKEL, CPA

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                                 MERLE S. FINKEL
                           CERTIFIED PUBLIC ACCOUNTANT

210 Grant Street                                                (412) 393-0805
Suite 1                                                         (310) 473-4700
Pittsburgh, PA 15219

Securities & Exchange Commission
450 Fifth Street NW
Washington, DC 20549

                   CONSENT OF THE CERTIFIED PUBLIC ACCOUNTANT

Gentlemen:

I have issued my reports dated June 20, 1996, relating to the financial statements of TeleMall Communications, Inc. for the years ended December 31, 1995 and 1994 and the period ending June 5, 1996. I consent to their use in the Form S-8 dated February 12, 1997.

Sincerely,


/s/
------------------------------
Merle S. Finkel
Certified Public Accountant
Pittsburgh, Pennsylvania
February 4, 1997